Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Richard D. Fain, Jason T. Liberty and Bradley H. Stein, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign in his or her name this registration statement on Form S-8 with respect to 500,000 shares of the common stock of Royal Caribbean Cruises Ltd. (the “Company”) issuable pursuant to the Company’s 1994 Employee Stock Purchase Plan Plan and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

EXECUTED in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Bernard W. Aronson Bernard W. Aronson	Director	February 24, 2015

/s/ John F. Brock John F. Brock	Director	February 12, 2015

/s/ William L. Kimsey William L. Kimsey	Director	February 24, 2015

/s/ Ann S. Moore Ann S. Moore	Director	February 12, 2015

______________________ Eyal Ofer	Director	_______________

/s/ Thomas J. Pritzker Thomas J. Pritzker	Director	February 24, 2015

/s/ William K. Reilly William K. Reilly	Director	February 17, 2015

Signature	Title	Date

/s/ Bernt Reitan Bernt Reitan	Director	February 13, 2015

/s/ Vagn O. Sørensen Vagn O. Sørensen	Director	February 13, 2015

/s/ Arne Alexander Wilhelmsen Arne Alexander Wilhelmsen	Director	February 24, 2015